Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of the following reports relating to the financial statements and financial statement schedules of International Wire Group, Inc. and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

•	Our report dated April 29, 2005 relating to the financial statements at December 31, 2004 and for the period from October 20 through December 31, 2004 (Successor);

•	Our report dated April 29, 2005 relating to the financial statement schedule for the period from October 20 through December 31, 2004 (Successor);

•	Our report dated April 29, 2004 relating to the financial statements at December 31, 2003 and for the period from January 1 through October 19, 2004 and for each of the two years in the period ended December 31, 2003 (Predecessor); and

•	Our report dated April 29, 2004 relating to the financial statement schedule for the period from January 1 through October 19, 2004 and for each of the two years in the period ended December 31, 2003 (Predecessor).

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
August 1, 2005